Exhibit 10.21

THIRD AMENDMENT TO LEASE

AMENDMENT TO LEASE dated January 16, 2015 by and between CEDAR BROOK 7 CORPORATE CENTER, L.P., having an office at 4A Cedar Brook Drive, Cranbury, New Jersey 08512 (hereinafter called the “Landlord”); and Oncobiologics, Inc. having an office at 7 Clarke Drive, Cranbury, New Jersey 08512 (hereinafter called the “Tenant”).

WITNESSETH:

WHEREAS, the Tenant entered into a Lease with Landlord dated March 18, 2011 (“Lease”), in connection with office and laboratory space at 7 Clarke Drive, Cranbury, New Jersey, 08512; and

WHEREAS, the parties entered into a First Lease Amendment dated December, 2013; and a Second Amendment to Lease dated July 18, 2014 and

WHEREAS, the parties want to modify the terms of the Lease,

NOW, THEREFORE, the parties hereto covenant and agree as follows:

1.	The Tenant and Landlord agree that the Landlord shall lease to Tenant approximately 361 square feet of office space (“Recapture Area C”) as shown on Attachment 1 of this Amendment. All areas shown shall be verified and agreed upon prior to the signing of this Amendment. The recapture of Recapture Area C shall be effective as of the completion of the move of the entire existing computer, data and communication lines and HVAC support equipment within Recapture Area C to a new location within the adjacent tenant’s (Iris ID) space. Tenant shall reimburse the cost of this move in the amount of $5,000 by the adjacent tenant, Iris ID.

2.	Upon the completion of the move the Tenant’s rentable area shall be increased by 361 square feet and the Base Rent shall continue to be paid on this increased area at the terms included in Lease.

3.	This Amendment shall be subject to the adjacent tenant (Iris ID) and Landlord signing an amendment to their lease under which the Landlord recaptures area C.

4.	Except as set forth above, all other terms and conditions of the Lease shall remain in full force and effect, unimpaired and unmodified.

8.	This agreement shall be binding upon the parties hereto, their heirs, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have hereunder set their hands and seals or caused these presents to be executed by their proper corporate officers and caused their proper corporate seals to be hereunder affixed the day and year first above written.

CEDAR BROOK 7 CORPORATE CENTER, L.P.

By:	/s/ Joseph Stern	1/16/15

ONCOBIOLOGICS, INC.

By:	/s/ Donald Griffith
CFO Oncobiologics, Inc.